SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): September 20, 2007
                             REX STORES CORPORATION
             (Exact name of registrant as specified in its charter)


            Delaware                  001-09097               31-1095548
(State or other jurisdiction     (Commission File No.)       (IRS Employer
 of incorporation                                          Identification No.)

    2875 Needmore Road, Dayton, Ohio                                 45414
(Address of principal executive offices)                           (Zip Code)

       Registrant's telephone number, including area code: (937) 276-3931

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01  Other Events.

On September 20, 2007, One Earth Energy, LLC ("One Earth") secured its $111 million senior debt financing with First National Bank of Omaha, N.A. of Omaha, Nebraska. REX Stores Corporation ("the Company") expects to fund, subject to One Earth successfully completing certain other conditions, its subscription commitment of $35.1 million to $62.4 million of Membership Units of One Earth by October 31, 2007. The actual amount of the Company's investment shall be determined upon the conclusion of the existing recession offer as extended to One Earth subscribers. REX's commitment will enable it to secure a majority ownership interest in One Earth. To date, the Company has loaned One Earth $5 million as part of One Earth's development activities.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             REX STORES CORPORATION



Date: September 25, 2007                   By:  /s/ DOUGLAS L. BRUGGEMAN
                                          -----------------------------
                                          Name:  Douglas L. Bruggeman
                                          Title: Vice President-Finance,
                                                 Chief Financial Officer and
                                                 Treasurer



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